EXHIBIT 10.3

Form of Common Stock Purchase Warrant

THE SHARES REPRESENTED BY THIS WARRANT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, REGISTRATION UNDER SAID ACT.

December 14, 2004

FIRST AVENUE NETWORKS, INC.

COMMON STOCK PURCHASE WARRANT

Void after December 14, 2009, and subject to earlier termination upon the terms and conditions set forth herein

This Warrant (the “Warrant”) entitles [                ] (including any successors or assigns, the “Holder”), for value received, to purchase from FIRST AVENUE NETWORKS, INC., a Delaware corporation (the “Company”), at any time and from time to time, subject to the terms and conditions set forth herein, during the period starting from 5:00 a.m. on the Initial Exercise Date (as defined in Section 1 below) to 5:00 p.m., Eastern time, on the Expiration Date (as defined in Section 1 below), immediately following which time this Warrant shall expire and become void, all or any portion of the then vested Warrant Shares at the Exercise Price (as defined in Section 1 below). This Warrant shall not be exercisable (and this Warrant shall terminate) if the Initial Exercise Date (as defined below) never occurs. This Warrant is issued subject to the following terms and conditions:

1. Definitions As used in this Warrant, the following terms shall have the respective meanings set forth below or elsewhere in this Warrant as referred to below:

“Additional Shares of Common Stock” means all shares (including treasury shares) of Common Stock issued or sold by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than (i) the shares of Common Stock issued upon the exercise of Warrants, (ii) shares of Common Stock issued to employees, directors, or consultants of the Company with the approval of the Board of Directors and (iii) shares of Common Stock issued upon the exercise of options or warrants issued to employees, directors or consultants of the Company with the approval of the Board of Directors.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this Warrant, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“business day” (whether such term is capitalized or not) means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York or the Commonwealth of Virginia are authorized or required by law or other governmental action to close.

“Closing Date” shall have the meaning given to it in the Securities Purchase Agreement.

“Common Stock” means the common stock, $0.001 par value per share, of the Company (including any securities into which or for which such shares may be exchanged for, or converted into, pursuant to any stock dividend, stock split, stock combination, recapitalization, reclassification, reorganization or other similar event).

“Company” has the meaning set forth in the preamble hereof.

“Convertible Securities” means any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

“Current Market Price” shall mean on any date specified herein, the average daily Fair Market Value during the period of the most recent 10 days on which the national securities exchanges were open for trading ending two trading days immediately preceding such date, except that if no Common Stock is then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Fair Market Value on such date.

“Exercise Price” means initially the Initial Exercise Price, as such amount may be adjusted from time to time pursuant to Section 3 hereof.

“Expiration Date” means December 14, 2009.

“Fair Market Value” shall mean on any date (i) if the Common Stock is quoted on Nasdaq or listed on a national securities exchange, then the last reported sale price per share of Common Stock on Nasdaq or any national securities exchange in which such Common Stock is quoted or listed, as the case may be, on such date or, if no such sale price is reported on such date, such price on the next preceding business day in which such price was reported, (ii) if the Common Stock is actively traded over-the-counter, then the last sales price quoted, if determinable, or, if not determinable, the average of the closing bid and asked prices quoted on the OTCBB (or similar system) on such date or (iii) if such Common Stock is not traded, quoted or listed on Nasdaq or any national securities exchange or the over-the-counter market, then the fair market value of a share of Common Stock, as determined in good faith by the Board of Directors of the Company.

“Holder” has the meaning set forth in the preamble of hereof.

“Initial Exercise Date” means the date on which all or any part of this Warrant first vests in accordance with the terms hereof.

“Initial Exercise Price” means $7.25 per share of Common Stock.

“Options” means any rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities

“Ownership Limit” has the meaning set forth in Section 2.2 hereof.

“Person” (whether or not capitalized) means an individual, entity, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date hereof, as it may be amended from time to time, by and among the Company and the Investors (as such term is defined therein).

“SEC” means the United States Securities and Exchange Commission.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement dated December 14, 2004, by and between the Company and the Purchasers (as such term is defined therein).

“Shares” means the aggregate of 12,870,000 shares of Common Stock issued pursuant to the Securities Purchase Agreement.

“Warrants” means this Warrant and any other warrants to purchase Common Stock issued by the Company to the Investors pursuant to the Securities Purchase Agreement, a form of which is attached hereto as Exhibit A.

“Warrant Shares” means [      ] shares of Common Stock, subject to adjustment in accordance with Section 3 below.

2. Exercise of Warrant.

2.1 Method of Exercise; Payment.

(a) Cash Exercise. Subject to all of the terms and conditions hereof (including the vesting provisions set forth below), this Warrant may be exercised, in whole or in part, with respect to any then vested Warrant Shares, at any time and from time to time during the period commencing on the Initial Exercise Date and ending at 5:00 p.m. EST on the Expiration Date, by surrender of this Warrant to the Company at its principal office, accompanied by a subscription substantially in the form attached hereto, executed by the Holder and accompanied by (a) wire transfer of immediately available funds or (b) certified or official bank check payable to the order of the Company, in each case in the amount obtained by multiplying (i) the number of Warrant Shares for which the Warrant is being exercised, as designated in such subscription, by (ii) the Exercise Price. Thereupon, the Holder shall be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable Warrant Shares determined as provided for herein.

(b) Cashless Exercise/Conversion. Subject to all of the terms and conditions hereof (including the vesting provisions set forth below), the Holder shall have the right to convert this Warrant, in whole or in part, with respect to any then vested Warrant Shares, at any time and from time to time during the period commencing on the Initial Exercise Date and ending at 5:00 p.m. EST on the Expiration Date, by surrender of this Warrant to the Company at its principal office, accompanied by a conversion notice substantially in the form attached hereto, executed by the Holder. Thereupon, the Holder shall be entitled to receive a number of duly authorized, validly issued, fully paid and nonassessable Warrant Shares equal to:

(i) (A) (x) the number of Warrant Shares (subject to adjustment as provided in Section 3 hereof) which such Holder would be entitled to receive upon exercise of such Warrant for the number of Warrant Shares designated in such conversion notice (without giving effect to any adjustment thereof pursuant to this subsection), multiplied by (y) the Fair Market Value of each such Warrant Share so receivable upon such exercise minus

(B) (x) the number of Warrant Shares (subject to adjustment as provided in Section 3 hereof) which such Holder would be entitled to receive upon exercise of such Warrant for the number of Warrant Shares designated in such conversion notice (without giving effect to any adjustment thereof pursuant to this subsection), multiplied by (y) the Exercise Price divided by

(ii) the Fair Market Value per Warrant Share.

2.2 Vesting. This Warrant shall become exercisable with respect to Warrant Shares (“vest”) as follows: (i) with respect to [      ]1 Warrant Shares, on the 60th day following the Closing Date if a registration statement on Form S-1 or Form S-3 for the resale of the Shares (a “Registration Statement”) shall not have been filed with the SEC by such date, (ii) with respect to an additional [      ]2 Warrant Shares, on the 90th day following the Closing Date, if a Registration Statement shall not have been filed with the SEC by such date, (iii) with respect to an additional [      ]3 Warrant Shares, on the 180th day following the Closing Date, if a Registration Statement shall not have been declared effective by the SEC by such date, and (iv) with respect to the remaining [      ]4 Warrant Shares, on the 210th day following the Closing Date, if a Registration Statement shall not have been declared effective by the SEC by such date; provided, however, that notwithstanding the foregoing, the Warrant Shares shall vest in accordance with clauses (i)-(iv) above only to the extent that, after giving effect to such vesting, such vesting will not result in the Holder (together with its Affiliates) owning, holding or beneficially owning more than 9.9% of the Common Stock (the “Ownership Limit”), and at any time, and from time to time, if the Holder (together with its Affiliates) owns, holds or beneficially owns a percentage less than the Ownership Limit, then this Warrant shall thereafter continue to vest, first with respect to any Warrant Shares that would have vested in accordance with clauses (i)-(iv) above but for the Ownership Limit and second, otherwise in accordance with clauses (i)-(iv) above, but in each case, again, only to the extent that, after giving effect to such vesting, such vesting will not result in the Holder (together with its Affiliates) owning, holding or beneficially owning more than the Ownership Limit. The amount of Warrant Shares subject to vesting on any given occurrence pursuant to this Section 2.2 will be proportionately adjusted to reflect any previous adjustments to the aggregate number of Warrant Shares pursuant to Section 3.

2.3 Delivery of Stock Certificates on Exercise. As soon as practicable after the exercise of this Warrant, and in any event within three (3) business days thereafter, the Company, at its expense, and in accordance with applicable securities laws, will cause to be issued in the name of and delivered to the Holder, or as the Holder may direct (subject in all cases, to the provisions of Section 8 hereof), a certificate or certificates for the number of Warrant Shares purchased by the Holder on such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the Fair Market Value.

[1]	To be equal to 25% of the initial total of the Warrant Shares.
[2]	To be equal to 25% of the initial total of the Warrant Shares.
[3]	To be equal to 25% of the initial total of the Warrant Shares.
[4]	To be equal to 25% of the initial total of the Warrant Shares.

2.4 Shares To Be Fully Paid and Nonassessable. All Warrant Shares issued upon the exercise of this Warrant shall be duly authorized, validly issued, fully paid and nonassessable, free of all liens, taxes, charges and other encumbrances or restrictions on sale (other than those set forth herein).

2.5 Issuance of New Warrants; Company Acknowledgment. Upon any partial exercise of this Warrant, the Company, at its expense, will forthwith and, in any event within three (3) business days, issue and deliver to the Holder a new warrant or warrants of like tenor, registered in the name of the Holder, exercisable, in the aggregate, for the balance of the Warrant Shares. Moreover, the Company shall, at the time of any exercise of this Warrant, upon the request of the Holder, acknowledge in writing its continuing obligation to afford to the Holder any rights to which the Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant; provided, however, that if the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to the Holder any such rights.

2.6 Payment of Taxes and Expenses. The Company shall pay any recording, filing, stamp or similar tax which may be payable in respect of any transfer involved in the issuance of, and the preparation and delivery of certificates (if applicable) representing, (i) any Warrant Shares purchased upon exercise of this Warrant and/or (ii) new or replacement warrants in the Holder’s name or the name of any transferee of all or any portion of this Warrant.

2.7 Cooperation with Filings. The Company shall assist and cooperate with any Holder required to make any governmental or regulatory filings or obtain any governmental or regulatory approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

2.8 Conditions. Notwithstanding any other provision of this Warrant, if the exercise of all or any portion of this Warrant is to be made in connection with a registered public offering, a sale of the Company or any other transaction or event, such exercise may, at the election of the Holder, be conditioned upon consummation of such transaction or event in which case such exercise shall not be deemed effective until the consummation of such transaction or event.

3. Adjustment of Exercise Price and Warrant Shares. The Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time upon the happening of certain events as described in this Section 3.

3.1 Subdivision or Combination of Stock. If at any time or from time to time after the date hereof, the Company shall subdivide (by way of stock dividend, stock split or otherwise) its outstanding shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision shall be reduced proportionately and the number of Warrant Shares (calculated to the nearest whole share) shall be increased proportionately, and conversely, in the event the outstanding shares of Common Stock shall be combined (whether by stock combination, reverse stock split or otherwise) into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be increased proportionately and the number of Warrant Shares (calculated to the nearest whole share) shall be decreased proportionately. The Exercise Price and the number of Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 3.1.

3.2 Adjustments

(a) Adjustment for Stock Dividends. If at any time after the date hereof, the Company shall declare a dividend or make any other distribution upon any class or series of stock of the

Company payable in shares of Common Stock, the Exercise Price in effect immediately prior to such declaration or distribution shall be reduced proportionately and the number of Warrant Shares (calculated to the nearest whole share) shall be increased proportionately, to reflect the issuance of any shares of Common Stock, issuable in payment of such dividend or distribution. The Exercise Price and the number of Warrant Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 3.2.

(b) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the date hereof shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or in cash or other property, then and in each such event provision shall be made so that the Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company and/or cash and other property which the Holder would have been entitled to receive had this Warrant been exercised into Common Stock on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the exercise date, retained any such securities receivable, giving application to all adjustments called for during such period under this Section 3 with respect to the rights of the Holder.

3.3 Adjustments for Reclassifications. If the Common Stock issuable upon the conversion of this Warrant shall be changed into the same or a different number of shares of any class(es) or series of stock, whether by reclassification or otherwise (other than an adjustment under Sections 3.1 and 3.2 or a merger, consolidation, or sale of assets provided for under Section 3.4), then and in each such event, the Holder hereof shall have the right thereafter to convert each Warrant Share into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, or other change by holders of the number of shares of Common Stock into which such Warrant Shares would have been convertible immediately prior to such reclassification or change, all subject to successive adjustments thereafter from time to time pursuant to and in accordance with, the provisions of this Section 3.

3.4 Adjustments for Merger or Consolidation. In the event that, at any time or from time to time after the date hereof, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other Person, or (c) sell or transfer all or substantially all of its properties or assets or more than 50% of the voting capital stock of the Company (whether issued and outstanding, newly issued, from treasury, or any combination thereof) to any other person under any plan or arrangement contemplating the consolidation or merger, sale or transfer, or dissolution of the Company (each, a “Merger Transaction”), then, in each such case, the Holder, upon the exercise of this Warrant as provided in Section 2.1 or the conversion of this warrant as provided in Section 2.2 hereof at any time or from time to time after the consummation of such reorganization, consolidation, merger or sale or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Warrant Shares issuable on such exercise immediately prior to such consummation or such effective date, as the case may be, the stock and property (including cash) to which the Holder would have been entitled upon the consummation of such consolidation or merger, or sale or transfer, or in connection with such dissolution, as the case may be, if the Holder had so exercised this Warrant immediately prior thereto (assuming the payment by the Holder of the Exercise Price therefor as required hereby in a form permitted hereby, which payment shall be included in the assets of the Company for the purposes of determining the amount available for distribution), all subject to successive adjustments thereafter from time to time pursuant to, and in accordance with, the provisions of this Section 3. The Company shall not effect any such reorganization, consolidation, merger, sale or transfer unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from the consolidation or merger or the entity purchasing such assets assumes by written instrument the obligation to deliver to each holder of Warrants such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire; provided, that any assumption shall not relieve the Company of its obligations hereunder. Furthermore, upon the consummation of any Merger Transaction, this Warrant shall vest with respect to any shares not previously vested pursuant to Section 2.2; provided that, to the extent any date on which vesting could occur pursuant to any of clauses (i)-(iv) of Section 2.2 has occurred prior to the consummation of the Merger Transaction, the portion of the Warrant which could have vested on each such date shall not become vested pursuant to this Section 3.4.

3.5 Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any such transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of Common Stock and other securities and property receivable upon the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such Common Stock or other securities, including, in the case of any such transfer, the Person acquiring all or substantially all of the properties or assets or more than 50% of the voting capital stock of the Company (whether issued and outstanding, newly issued or from treasury or any combination thereof), whether or not such Person shall have expressly assumed the terms of this Warrant.

3.6 Issuance of Additional Shares of Common Stock. If at any time or from time to time after the date hereof the Company shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.7 hereof) without consideration or for a consideration per share less than the Current Market Price in effect immediately prior to such issue or sale, then, and in each such case, subject to Section 3.9 hereof, such Exercise Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Exercise Price by a fraction:

(a) the numerator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the Current Market Price; and

(b) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale.

Upon each adjustment of the Exercise Price as a result of the calculations made in this Section 3.6 (including those resulting from issuances of Additional Shares of Common Stock deemed to be issued pursuant to Section 3.7 hereof), the number of Warrant Shares shall be adjusted by multiplying such number of Warrant Shares by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect after giving effect to such adjustment.

3.7 Treatment of Options and Convertible Securities. In case the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number the purpose of which is to protect against dilution) at any time issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, however, that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 3.8 hereof) of such shares would be less than the Current Market Price on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date, as the case may be; and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(a) no further adjustment of the Exercise Price shall be made upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consequent issue or sale of Convertible Securities or shares of Common Stock;

(b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Exercise Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

(c) upon the expiration (or purchase by the Company and cancellation or retirement) of any such Options which shall not have been exercised, or the expiration of any rights of conversion or exchange under any such Convertible Securities which (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which) shall not have been exercised, the Exercise Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon (and effective as of) such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

(i)	in the case of Options or Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

(ii)	in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue, sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 3.8 hereof) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised; and

(d) no readjustment pursuant to clause (b) or (c) above (either individually or cumulatively together with all prior readjustments as made in respect of such Options or Convertible Securities) shall have the effect of increasing the Exercise Price by a proportion (relative to the Exercise

Price in effect immediately prior to such readjustment) in excess of the inverse of the aggregate proportional adjustment thereof made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities. Notwithstanding the foregoing, in no event shall any provision in this Section 3.7 cause the Exercise Price to be greater than the Exercise Price on the date of issuance of this Warrant.

If the consideration provided for in any Option or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Security shall be reduced, or the rate at which any Option is exercisable or any Convertible Security is convertible into or exchangeable for shares of Common Stock shall be increased, at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, effective concurrently with each such change, the Exercise Price then in effect shall first be adjusted to eliminate the effects (if any) of the issuance (or deemed issuance) of such Option or Convertible Security on the Exercise Price and then readjusted as if such Option or Convertible Security had been issued on the date of such change with the terms in effect after such change, but only if as a result of such adjustment the Exercise Price then in effect hereunder is thereby reduced.

3.8 Computation of Consideration. For the purposes of this Section 3:

(a) the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration:

(i)	insofar as it consists of cash, be computed at the amount of cash actually received by the Company without deducting of any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale;

(ii)	insofar as it consists of property (including securities) other than cash actually received by the Company, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of the Company;

(iii)	insofar as it consists neither of cash nor of other property, be computed as having no value; and

(iv)	in case Additional Shares of Common Stock are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both cash and property, be the portion of such consideration so received, computed as provided in clauses (i), (ii) and (iii) above, allocable to such Additional Shares of Common Stock, all as determined in good faith by the Board of Directors of the Company;

(b) Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.7 hereof shall be deemed to have been issued for a consideration per share determined by dividing:

(i)	the total amount of cash and other property, if any, received and receivable by the Company as direct consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration the purpose of which is to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing clause (a), by

(ii)	the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number the purpose of which is to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and

(c) Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.7 hereof shall be deemed to have been issued for no consideration.

3.9 Minimum Adjustment of Exercise Price. If the amount of any adjustment of the Exercise Price required pursuant to this Section 3 would be less than one-tenth (1/10) of one percent (1%) of the Exercise Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least one tenth (1/10) of one percent (1%) of such Exercise Price.

3.10 Shares Deemed Outstanding. For all purposes of the computations to be made pursuant to this Section 3, (i) there shall be deemed to be outstanding all shares of Common Stock issuable pursuant to the exercise of options and warrants outstanding on December 14, 2004, including without limitation the Warrants and (ii) treasury shares shall not be deemed to be outstanding.

3.11 Other Dilutive Events. If any event occurs that would adversely affect the Holder’s rights which is not expressly provided for by this Section 3 (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and number of Warrant Shares subject to this Warrant so as to protect the Holder’s rights; provided, however, that no such adjustment will increase the Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 3.

3.12 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price and number of Warrant Shares pursuant to this Section 3, this Warrant shall, without any action on the part of the Holder, be adjusted in accordance with this Section 3, and the Company, at its expense, promptly shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company will forthwith send a copy of each such certificate to the Holder in accordance with Section 10.4 below.

4. Registration Rights. The initial holders of the Warrant Shares shall be entitled to the registration rights and other rights applicable to such shares provided by the Registration Rights Agreement.

5. Notices of Record Date. Upon (a) any establishment by the Company of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or right or option to acquire securities of the Company, or any other right, or (b) any capital reorganization, reclassification, recapitalization, merger or consolidation of the Company with or into any other Person, any transfer of all or substantially all the assets of the Company, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, or the sale, in a single transaction, of a majority of the Company’s voting stock (whether newly issued, or from treasury, or previously issued and then outstanding, or any combination thereof), the Company shall mail to the Holder at least ten (10) business days, or such longer period as may be required by law, prior to the record date specified therein and at least ten (10) business days prior to the effective date specified in clause (ii) or (iii) hereof, a notice specifying (i) the date established as the record date for the purpose of such dividend, distribution, option or right and a description of such dividend, distribution, option or right, (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up, or sale is expected to become effective and (iii) the date, if any, fixed as to when the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up. Nothing herein shall prohibit the Holder from exercising this Warrant during the ten (10) business day period commencing on the date of such notice.

6. Exchange of Warrant. Subject to the provisions of Section 8 hereof (if and to the extent applicable), this Warrant shall be exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for new warrants of like tenor, each registered in the name of the Holder or, subject to compliance with applicable federal and state securities laws, in the name of such other Persons as the Holder may direct (upon payment by the Holder of any applicable transfer taxes). Each of such new warrants shall be exercisable for such number of Warrant Shares as the Holder shall direct, provided that all of such new warrants shall represent, in the aggregate, the right to purchase the same number of Warrant Shares and cash, securities or other property, if any, which may be purchased by the Holder upon exercise of this Warrant at the time of its surrender.

7. [Intentionally Omitted]

8. Transfer Provisions, etc.

8.1 Legends. Subject to the provisions of Section 6.2 of the Securities Purchase Agreement, each certificate representing any Warrant Shares issued upon exercise of this Warrant, and of any shares of Common Stock into which such Warrant Shares may be converted, shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, REGISTRATION UNDER SAID ACT.”

8.2 Mechanics of Transfer.

(a) Any transfer of all or any portion of this Warrant (and the Warrant Shares), or of any interest herein or therein, that is otherwise in compliance with applicable law shall be effected by surrendering this Warrant to the Company at its principal office, together with a duly executed form of assignment, in the form attached hereto. In the event of any such transfer of this Warrant, subject to compliance with applicable federal and state securities laws, the Company shall issue a new warrant or warrants of like tenor to the transferee(s), representing, in the aggregate, the right to purchase the same number of Warrant Shares and cash, securities or other property, if any, which may be purchased by the Holder upon exercise of this Warrant at the time of its surrender, in accordance with Section 2 hereof.

(b) In the event of any transfer of all or any portion of this Warrant in accordance with Section 8.2(a) above, the Company shall issue (i) a new warrant of like tenor to the transferee, representing the right to purchase the number of Warrant Shares, and cash, securities or other property, if any, which were purchasable by the Holder of the transferred portion of this Warrant at the time of said transfer, and (ii) a new warrant of like tenor to the Holder, representing the right to purchase the number of Warrant Shares, if any, and cash, securities or other property, if any, purchasable by the Holder of the un-transferred portion of this Warrant. Until this Warrant or any portion thereof is transferred on the books of the Company, the Company may treat the Holder as the absolute holder of this Warrant and all right, title and interest therein for all purposes, notwithstanding any notice to the contrary.

8.3 No Restrictions on Transfer. Subject to compliance with applicable federal and state securities laws and Section 6.1 of the Securities Purchase Agreement, this Warrant and any portion hereof, the Warrant Shares and the rights hereunder may be transferred by the Holder in its sole discretion at any time and to any Person or Persons, including without limitation Affiliates and affiliated groups of such Holder, without the consent of the Company.

8.4 Warrant Register. The Company shall keep at its principal office a register for the registration, and registration of transfers, of the Warrants. The name and address of each Holder of one or more of the Warrants, each transfer thereof and the name and address of each transferee of one or more of the Warrants shall be registered in such register. The Company shall give to any Holder of a Warrant promptly upon request therefor, a complete and correct copy of the names and addresses of all registered Holders of the Warrants.

9. Lost, Stolen or Destroyed Warrant. Upon receipt by the Company of evidence satisfactory to it of loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of a customary affidavit of the Holder and customary unsecured indemnity agreement, or, in the case of mutilation, upon surrender of this Warrant, the Company at its expense will execute and deliver, or will instruct its transfer agent to execute and deliver, a new Warrant of like tenor and date and representing the same rights represented by such lost, stolen, destroyed or mutilated warrant and any such lost, stolen. mutilated or destroyed Warrant thereupon shall become void.

10. General.

10.1 Authorized Shares, Reservation of Shares for Issuance. At all times while this Warrant is outstanding, the Company shall maintain its corporate authority to issue, and shall have authorized and reserved for issuance upon exercise of this Warrant, such number of shares of Common Stock and any other capital stock or other securities as shall be sufficient to perform its obligations under this Warrant (after giving effect to any and all adjustments to the number and kind of Warrant Shares purchasable upon exercise of this Warrant).

10.2 No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution,

issuance or sale of securities, sale or other transfer of any of its assets or properties, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder hereunder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor on such exercise, and (b) will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

10.3 No Rights as Stockholder. Except as provided herein (including Sections 3 and 5), the Holder shall not be entitled to vote or to receive dividends or to be deemed the holder of Common Stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings (except to the extent otherwise provided in this Warrant), or to receive dividends or subscription rights, until the Holder shall have exercised this Warrant and been issued Warrant Shares in accordance with the provisions hereof and continues to hold Warrant Shares.

10.4 Notices. Any notices, reports or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be sent by postage prepaid first class mail, overnight courier or telecopy, or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

(a)	All correspondence to the Company shall be addressed as follows:

First Avenue Networks, Inc.

230 Court Square

Suite 202

Charlottesville, VA 22902

Attn: Chief Financial Officer

with a copy to:

Ropes & Gray LLP

One International Place

Boston, MA 02110

Attn: Joel F. Freedman

(b) All correspondence to the Holder shall be addressed to the Holder at its address appearing in the books maintained by the Company.

11. Amendment and Waiver. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have.

This Warrant is one of a series of Warrants issued by the Company, all dated the date hereof and of like tenor, except as to the number of shares of Common Stock subject thereto (collectively, the “Company Warrants”). Any term of this Warrant may be amended or waived upon the written consent of the Company and the holders of Company Warrants representing at least a majority of the number of shares of Common Stock then subject to outstanding Company Warrants; provided that (i) any such amendment or waiver must apply to all Company Warrants then outstanding; (ii) the number of Warrant Shares subject to this Warrant, the Exercise Price or Expiration Date of this Warrant and the number of shares or class of stock obtainable upon exercise of this Warrant may not be amended, (iii) the right to exercise this Warrant may not be waived, without the written consent of the Holder of this Warrant (it being agreed that an amendment to or waiver under any of the provisions of Section 3 of this Warrant shall not be considered an amendment of the number of Warrant Shares or the Exercise Price) and (iv) any amendment that adversely affects any particular Holder without a corresponding affect upon all Holders must be approved by the particular Holder so affected..  The Company shall promptly give notice to all holders of the Company Warrants of any amendments effected in accordance with this Section 11. No special consideration may be given to any holder as inducement to waive or amend this Warrant unless such consideration is given equally and ratably to all holders of Company Warrants.

12. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, as such laws are applied to contracts entered into and wholly to be performed within the State of New York and without giving effect to any principles of conflicts or choice of law that would result in the application of the laws of any other jurisdiction.

13. Covenants To Bind Successor and Assigns. All covenants, stipulations, promises and agreements in this Warrant contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

14. Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

15. Construction. The definitions of this Warrant shall apply equally to both the singular and the plural forms of the terms defined. Wherever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The section and paragraph headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

16. Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Warrant or where any provision hereof is validly asserted as a defense, the successful party to such action or proceeding shall be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Company has executed this Common Stock Purchase Warrant as of the date first written above.

COMPANY:

FIRST AVENUE NETWORKS, INC.

By:
Name:
Title:

NOTICE AND

SUBSCRIPTION

To:	First Avenue Networks, Inc.
230 Court Square
Suite 202
Charlottesville, VA 22902

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to exercise thereunder,                      shares of Common Stock, of FIRST AVENUE NETWORKS, INC., a Delaware corporation (the “Company”), and tenders herewith payment of $                    , representing the aggregate purchase price for such shares based on the price per share provided for in such Warrant. Such payment is being made in accordance with Section 2.1(a) of the attached Warrant.

The undersigned hereby represents and warrants as follows:

(a) the undersigned is acquiring such shares of Common Stock for its own account for investment and not for resale or with a view to distribution thereof in violation of the Securities Act of 1933, as amended, and the regulations promulgated thereunder (the “Securities Act”); and

(b) the undersigned is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring the Warrant or such shares of Common Stock. The undersigned’s financial condition is such that it is able to bear the risk of holding such securities for an indefinite period of time and the risk of loss of its entire investment. The undersigned has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company.

Please issue a certificate or certificates for such shares of Common Stock in the following name or names and denominations and deliver such certificate or certificates to the person or persons listed below at their respective address set forth below:

_________________________________

_________________________________

_________________________________

_________________________________

If said number of shares of Common Stock shall not be all the shares of Common Stock issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the remaining balance of such shares of Common Stock less any fraction of a share of Common Stock paid in cash pursuant to Section 2.3 of the attached warrant.

Dated: ,
Signature

The undersigned First Avenue Networks, Inc. hereby acknowledges receipt of this Notice and Subscription and authorizes issuance of the shares of Common Stock described above.

First Avenue Networks, Inc.

By:
Title:
Date:

FORM OF ASSIGNMENT

(To be executed upon assignment of Warrant)

For value received,                                                                   hereby sells, assigns and transfers unto                                               the attached Warrant [    % of the attached Warrant], together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                               attorney to transfer said Warrant [said percentage of said Warrant] on the books of FIRST AVENUE NETWORKS, INC., a Delaware corporation, with full power of substitution in the premises.

If not all of the attached Warrant is to be so transferred, a new Warrant is to be issued in the name of the undersigned for the balance of said Warrant.

The undersigned hereby agrees that it will not sell, assign, or transfer the right, title and interest in and to the Warrant unless applicable federal and state securities laws have been complied with.

Dated: ,
Signature

FORM OF CONVERSION NOTICE

To First Avenue Networks, Inc.:

The undersigned registered holder of the attached Warrant hereby irrevocably converts such Warrants with respect to                 1 Warrant Shares which such holder would be entitled to receive upon the exercise hereof, and requests that the certificates for such shares be issued in the name of, and delivered to                                     , whose address is as follows:

_________________________________

_________________________________

_________________________________

_________________________________

Such conversion is being made in accordance with Section 2.1(b) of the attached Warrant. The undersigned hereby represents and warrants as follows:

(a) the undersigned is acquiring such shares of Common Stock for its own account for investment and not for resale or with a view to distribution thereof in violation of the Securities Act; and

(b) the undersigned is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring the Warrant or such shares of Common Stock. The undersigned’s financial condition is such that it is able to bear the risk of holding such securities for an indefinite period of time and the risk of loss of its entire investment. The undersigned has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company.

Dated:

(Signature must conform in all respects to name of holder as specified on the face of Warrant)

(Street Address)

(City) (State) (Zip Code)

[1]	Insert here the number of Warrant Shares into which the Warrant is convertible (or, in the case of a partial conversion, the number of Warrant Shares as to which the Warrants evidenced by this Warrant Certificate are then being converted). In the case of a partial conversion, a new Warrant Certificate will be issued and delivered, representing the unconverted portion of the Warrants, to the holder surrendering this Warrant Certificate.

The undersigned First Avenue Networks, Inc. hereby acknowledges receipt of this Conversion Notice and authorizes issuance of the shares of Common Stock described above.

First Avenue Networks, Inc.

By:
Title:
Date: